Exhibit 99.1

Turning Point Brands Appoints Louie Reformina as Chief Financial Officer

Company Updates First Quarter Revenue Guidance

LOUISVILLE, KY. – March 23, 2021 – Turning Point Brands, Inc. (“TPB” or the “Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, announced today that Louie Reformina, Turning Point Brands’ current Chief Business Development Officer, will be appointed the Company’s new Chief Financial Officer, effective May 1, 2021. Mr. Reformina is replacing Bobby Lavan, who will step down after first quarter earnings to join a new opportunity. In addition, Brian Wigginton, Turning Point Brands’ Chief Accounting Officer, has been promoted from Vice President to Senior Vice President.

“I would like to thank Bobby for his unceasing commitment to the Company,” said Larry Wexler, Turning Point Brands’ President and CEO. “Bobby played a major role in improving Turning Point Brands’ capital structure, streamlining the business, making accretive acquisitions and investments and positioning the Company for the growth that we are experiencing today. I look forward to tracking his future progress. Additionally, Louie has played an important leadership role in the Company by pivoting our focus to higher growth opportunities in cannabis-related and other branded consumer product industries. I am excited to see him expand his responsibilities as we accelerate our growth trajectory.”

“Turning Point Brands is one of the most innovative and well-capitalized companies in the high-growth cannabis-related accessories market,” added Mr. Reformina. “Our iconic brands and market-leading distribution platform set us apart in this rapidly evolving space. In addition, our New York Stock Exchange listing helps to provide deep access to the capital markets, which allows us to opportunistically take advantage of acquisition opportunities that are beyond the reach of many competitors. As CFO, I look forward to continuing to work with the team to reinvest our substantial free cash flow in high-growth branded consumer products, expand our distribution infrastructure and strengthen our capital position.”

“I would like to thank Larry and the management team at Turning Point Brands for the opportunity to work with them on the Company’s continued evolution,” concluded Mr. Lavan. “I have been working closely with Louie since he first joined the Company and am confident that his elevation to CFO will help to ensure a seamless transition, while continuing the Company’s focus on growth.”

Mr. Reformina joined Turning Point Brands in 2019 and has over 20 years of financial experience. He previously served in investment roles at Point72 Asset Management, Waterfront Capital Partners, Perella Weinberg Partners and Vestar Capital Partners. He began his career as an investment banker at Goldman Sachs & Co. and received his MBA from the Stanford University Graduate School of Business, as well as his B.S. in electrical engineering from Cornell University, where he graduated summa cum laude.

Preliminary Q1 2021 Results
Turning Point Brands estimates that net sales for the first quarter of 2021 will be at the high end or above the previous guidance of $97 million to $102 million provided on February 10, 2021.

About Turning Point Brands
Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, through its iconic core brands Zig-Zag® and Stoker’s® and its emerging brands within the NewGen segment. TPB’s products are available in more than 210,000 retail outlets in North America, in addition to sites such as www.zigzag.com, www.nu-x.com and www.solacevapor.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the company’s Annual reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

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Investor Contact
Robert Lavan
Senior Vice President, CFO, Turning Point Brands
502.774.9238
rlavan@tpbi.com

Media Contacts
Caitlin Kasunich / Raquel Cona
KCSA Strategic Communications
212.896.1241 / 516.779.2630
ckasunich@kcsa.com / rcona@kcsa.com